UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2023

Zevra Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36913	20-5894398
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1180 Celebration Boulevard, Suite 103

Celebration, FL 34747

(Address of principal executive offices) (Zip Code)

(321) 939-3416

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ZVRA	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed, on August 30, 2023, Zevra Therapeutics, Inc., a Delaware corporation (“Zevra”), entered into an Agreement and Plan of Merger, by and among Zevra, Aspen Z Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Zevra (“Merger Sub”), and Acer Therapeutics Inc., a Delaware corporation (“Acer”). Pursuant to and on the terms and conditions set forth in the Merger Agreement, at the time the merger becomes effective, Merger Sub will merge with and into Acer, with Acer continuing as the surviving entity and as a wholly owned subsidiary of Zevra (the “Merger”).

In connection with the Merger announcement, on August 31, 2023, Zevra distributed a communication to Acer employees. A copy of this communication is attached as Exhibit 99.1 hereto.

In addition, on August 31, 2023, Zevra hosted a conference call and live audio webcast to provide investors with supplemental information regarding the Merger. On the conference call, Zevra announced that its next sales milestone for AZSTARYS is $10.0 million, and that based on current prescriptions trends, Zevra expects that it will be able to achieve this milestone during the year ending December 31, 2023.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding anticipated achievement of a sales milestones for AZSTARYS; the anticipated closing of and synergies related to the proposed transaction, our industry, business strategy, plans, goals and expectations concerning our market position, future operations and other ﬁnancial and operating information.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: we may not achieve the next sales milestone for AZSTARYS in the timeframe expected or at all; uncertainties as to the timing of the consummation of the proposed transactions and the ability of the parties to consummate the proposed transactions; the satisfaction of the conditions precedent to consummation of the proposed transactions, including the approval of Acer’s stockholders; the ability to obtain required regulatory approvals at all or in a timely manner; any litigation related to the proposed transaction; disruption of Acer’s or Zevra’s current plans and operations as a result of the proposed transaction; the ability of Acer or Zevra to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the ability of Zevra to successfully integrate Acer’s operations, products, product candidates and technology; the ability of Zevra to implement its plans, forecasts and other expectations with respect to Acer’s business after the completion of the transaction and realize additional opportunities for growth and innovation; the ability of Zevra to realize the anticipated synergies and related benefits from the proposed transaction in the anticipated amounts or within the anticipated timeframes or at all; and the ability to maintain relationships with Zevra’s and Acer’s respective employees, customers, other business partners and governmental authorities. These and other important factors are discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 7, 2023, as updated by our Quarterly Report on Form 10-Q ﬁled with the SEC on August 14, 2023, and in our other ﬁlings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made herein. Any such forward-looking statements represent management’s beliefs as of the date of this Current Report on Form 8-K. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit shall be deemed to be furnished.

Exhibit No.	Description
99.1	Communication to Employees of Acer Therapeutics Inc., dated August 31, 2023
104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zevra Therapeutics, Inc.

Date: August 31, 2023	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer